                               TELTONE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 29, 1996



TO THE SHAREHOLDERS:

THE ANNUAL MEETING OF THE SHAREHOLDERS OF TELTONE CORPORATION WILL BE HELD AT THE CORPORATE HEADQUARTERS, 22121 - 20TH AVENUE SE, BOTHELL, WASHINGTON, ON OCTOBER 29, 1996, AT 3:00 P.M. FOR THE FOLLOWING PURPOSES:

     1.   To elect directors;

     2.   To approve the 1996 Nonemployee Directors Stock Option Plan;


     3. To ratify the selection of Price Waterhouse LLP as auditors for the current fiscal year; and

     4. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on September 2, 1996, are entitled to notice of and to vote at this meeting.


                     BY THE ORDER OF THE BOARD OF DIRECTORS
                           Peter C. Spratt, Secretary



EACH SHAREHOLDER IS URGED TO SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


Bothell, Washington
September 30, 1996

                               TELTONE CORPORATION
                             CORPORATE HEADQUARTERS
                             22121 - 20TH AVE. S.E.
                            BOTHELL, WASHINGTON 98021



               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD OCTOBER 29, 1996



This proxy statement, which was first mailed to shareholders with the enclosed form of proxy on September 30, 1996, is furnished in connection with the solicitation of proxies by the Board of Directors of Teltone Corporation (the "Company") to be voted at the Annual Meeting of Shareholders of the Company. The meeting will be held at the Corporate Headquarters, 22121 20th Avenue SE, Bothell, Washington, on October 29, 1996 at 3:00 p.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
Shareholders who execute proxies retain the right to revoke them at any time before they are voted by delivering a signed written statement to the Secretary of the Company at or prior to the Annual Meeting of Shareholders or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

Shareholders of record at the close of business on September 2, 1996, will be entitled to vote at the meeting. On September 2, 1996, there were 5,576,796 shares of common stock and 1,075,641 shares of preferred stock outstanding, each of which is entitled to one vote.


1.   ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting of Shareholders, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time of the election, it is intended that proxies will be voted for the election of another nominee to be designated by the Board of Directors of the Company to fill any vacancy.

The following table lists the nominees for election as directors of the Company, information regarding their ownership of the Company's common stock, and information regarding the ownership of the Company's common stock by the officers and directors as a group.


                         NOMINEES' BENEFICIAL OWNERSHIP
                                 OF TELTONE STOCK
                         ------------------------------
                                                          Voting
                            Common Stock            Preferred Stock (1)
                            ------------            ---------------
                          Amount and Nature          Amount and Nature
                            of Beneficial              of Beneficial
                              Ownership     Percent      Ownership       Percent
                                as of         of           as of           of
Nominees                     09/02/96(2)     Class      09/02/96(2)       Class
- --------------------------------------------------------------------------------

Charles L. Anderson         911,732 (3)(4)   16.3%     125,704 (3)(4)     11.6%

Robert Bailey                     0             0%           0               0%


Tracy Storer                      0             0%           0               0%

Richard W. Soshea           694,844 (5)      12.5%       7,303              .6%

Charles P. Waite             56,355 (6)       1.0%     292,309 (6)        27.1%

Don Wilson                   26,173            .4%           0               0%

Paul M. Wythes              350,443 (7)(8)    6.3%     209,860 (9)(10)    19.5%

All Officers and
   Directors as
   a group (10 persons)   2,136,703 (11)     38.3%     635,176              59%

- --------------------------------------------------------------------------------

(1) Each share of the Company's no par value voting preferred stock is entitled to one vote on each matter submitted to shareholders.

(2) Except to the extent that each director's shares are subject to community property laws or as otherwise indicated, beneficial ownership represents sole voting and investment power with respect to the Company's no par value common stock or no par value voting preferred stock.

(3) Includes 47,037 shares of common stock and 9,770 shares of preferred stock owned by the Teltone Corporation Profit Sharing Trust, over which Mr. Anderson shares voting and investment power.

(4) Includes 66,400 shares of common stock and 50,000 shares of preferred stock owned by the Anderson Family Foundation, a charitable foundation, controlled by Mr. Anderson and members of his family.

(5) Includes stock options of which 400,000 shares are exercisable within sixty days of the record date.

(6) Includes 35,002 shares of common stock and 292,309 shares of preferred stock owned of record by Greylock Ventures Partnership, of which Mr. Waite is a partner and over which Mr. Waite shares voting and investment power.

(7) 255,305 of these shares are owned of record by Sutter Hill Ventures, of which Mr. Wythes is a general partner. As such, Mr. Wythes shares voting and investment power over these shares.

(8) 75,983 of these shares are owned of record by TOW Partners, of which Mr. Wythes is the sole general partner. As such, Mr. Wythes has sole voting power over these shares.

(9) 152,893 of these shares are owned of record by Sutter Hill Ventures, of which Mr. Wythes is a general partner. As such, Mr. Wythes shares voting and investment power over these shares.

(10) 45,495 of these shares are owned of record by TOW Partners, of which Mr. Wythes is sole general partner. As such, Mr. Wythes has sole voting power over these shares.

(11) Includes stock options of which 527,500 shares are exercisable within sixty days of the record date.

                     OTHER INFORMATION CONCERNING DIRECTORS


Mr. Anderson, 66, has been a Director of the Company since 1968 and Chairman since 1981. He was Chief Executive Officer of the Company from June 1984 through December 1987 and from 1968 through 1981. He also was President of Teltone from 1970 through 1981, and Acting President from June 1984 to April 1985.

Dr. Soshea, 64, assumed the position of Director, President & Chief Executive Officer for the Company in August 1991. Prior to joining Teltone, Dr. Soshea was Vice President of the Semiconductor Group at M/A-COM, Inc., Lowell, Massachusetts since 1988. His background also includes general management positions with Hewlett Packard and with Harris Corp., where he founded Harris Microwave Semiconductor, Inc.

Mr. Waite, 66, has served on the Board of Directors of the Company since 1976. He has been a General Partner of Greylock Partnerships since 1966. He is also a director of Celeritek, Inc. of Santa Clara, California, which underwent an initial public offering this year.

Mr. Wilson, 69, joined the Teltone Board of Directors in April 1990. Mr. Wilson worked for US West Communications for more than 35 years, the last 14 years of which he was Vice President, prior to his retirement in 1990. He is a past Chairman of the Board of Trustees for Goodwill Industries, serves on the National Advisory Board for the Salvation Army and is a Director of US Bank of Washington.

Mr. Wythes, 63, has been a Director since 1976. In 1964 he was a Founding Partner of Sutter Hill Ventures, a venture capital limited partnership, headquartered in Palo Alto, California, where he continues to serve as a General Partner. He also serves as a Director of Interventional Technologies, Inc., San Diego, California, Sutter Hill Investments Mauritius Inc. and on 20 equity mutual funds, managed by T. Rowe Price Associates, of Baltimore, Maryland.

Mr. Bailey, 39, became a director of the Teltone Board of Directors in February 1996. He is President & CEO of PMC-Sierra of Vancouver, B.C., a supplier of advanced integrated circuits to the telecommunications markets, which he joined in 1993. He was previously a Vice President at AT&T Microelectronics and has also been with Texas Instruments' Semiconductor Group.

Mr. Storer, 62, became a director of the Company in February 1996. He is President of The Stanbridge Group, a corporation he founded in 1989 to focus on strategic business development and consulting for clients in the telecommunications industry.

                      COMMITTEES OF THE BOARD OF DIRECTORS


The Company's Board of Directors has standing Audit and Compensation Committees. There is no standing nominating committee. The members of each Committee and the functions performed thereby are outlined below:

     Audit Committee - Messrs. Anderson, Wythes, and Wilson. This Committee reviews the planned scope of independent auditor's services, reviews financial statements and the auditor's opinion letter, recommends the independent auditor for the following fiscal year, reviews the auditor's recommendations relating to accounting, internal control, and other matters, and reviews internal accounting procedures with corporate financial staff.

     Compensation Committee - Messrs. Storer, Bailey, and Waite. This Committee reviews current remuneration of the directors and officers of the Company and makes recommendations to the Board of Directors regarding appropriate periodic adjustments of those amounts. The Committee also makes recommendations to the Board regarding the granting of stock options to officers and employees.

Both the Compensation Committee and the Audit Committee met once. The entire Board of Directors met six times during the last fiscal year. All Directors attended more than 75% of the aggregate number of Board meetings and meetings of Committees on which they served.



                          COMPENSATION OF BOARD MEMBERS


Members of the Company's Board of Directors, other than employee-directors, are entitled to receive $1,200 per quarter, plus $500 for each Board meeting attended, and $250 for each committee meeting held on a day when a Board of
Directors meeting was not also held.    Mr. Anderson received $11,700 in
compensation during the fiscal year ending June 30, 1996, for consulting services as needed. If approved by the shareholders, the 1996 Nonemployee Directors Stock Option Plan will provide additional compensation for Board Members. See Section 4 Proposal For Adoption Of The 1996 Nonemployee Directors Stock Option Plan below.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth information as of September 2, 1996, with respect to all shareholders who are known to the Company to be beneficial owners of more than 5% of either outstanding voting preferred or common stock.


                                                          Voting
                            Common Stock            Preferred Stock (1)
                            ------------            ---------------
                          Amount and Nature          Amount and Nature
                            of Beneficial              of Beneficial
                              Ownership     Percent      Ownership       Percent
                                as of         of           as of           of
Shareholder                  09/02/96(2)     Class      09/02/96(2)       Class
- --------------------------------------------------------------------------------

Charles L. Anderson         934,211 (3)(4)   16.8%     125,705 (3)(4)     11.6%
660 N. Smith Road
Stanwood, WA 98292

Steve Sarich Jr.            571,673          10.3%      98,407             9.1%
505 Madison Street
Suite 230
Seattle, WA 98104

Richard W. Soshea           694,844 (5)      12.4%       7,303              .6%
15130 - 141st Avenue SE
Snohomish, WA 98290

Greylock Ventures Limited    35,002            .6%     292,309            27.1%
One Federal Street
26th Floor
Boston, MA 02110

Sutter Hill Ventures        255,305           4.5%     152,893            14.2%
755 Page Mill Rd.
Suite A-200
Palo Alto, CA 94304

- --------------------------------------------------------------------------------

(1) Each share of the Company's no par value voting preferred stock is entitled to one vote on each matter submitted to shareholders.

(2) Except to the extent the shares owned by an individual listed above are subject to community property laws or as otherwise indicated, beneficial ownership represents sole voting and investment power with respect to the Company's no par value common stock or no par value voting preferred stock, as the case may be.

(3) Includes 69,517 shares of common stock and 9,770 shares of preferred stock owned by the Teltone Corporation Profit Sharing Trust, over which Mr. Anderson shares voting and investment power.

(4) Includes 66,400 shares of common stock and 50,000 shares of preferred stock owned by the Anderson Family Foundation, a charitable foundation, which is controlled by Mr. Anderson and members of his family.

(5) Includes stock options of which 400,000 shares are exercisable within sixty days of the record date.


                         EXECUTIVE OFFICER COMPENSATION

                                CASH COMPENSATION
                                -----------------
Cash compensation paid by the Company to its executive officers who earn in excess of $100,000:

                             CASH COMPENSATION TABLE
- --------------------------------------------------------------------------------


                                                  ANNUAL COMPENSATION
                                     -------------------------------------------
Name and Principal                                               Other
Position                  Year       Salary       Bonus          Compensation
- --------------------------------------------------------------------------------
Richard W. Soshea
President & CEO            1996      $155,768     $11,269

Richard W. Soshea
President & CEO            1995      $149,135

Richard W. Soshea
President & CEO            1994      $131,826

Kermit L. Ross
VP Sales & Marketing*      1996      $102,044     $6,967

Kermit L. Ross
VP Sales & Marketing       1995      $114,465

Kermit L. Ross
VP Sales & Marketing       1994      $113,849

     ----------------------------------------------------------------------

*  Mr. Ross left Teltone Corporation in the fourth quarter of fiscal 1996.

                         COMPENSATION PURSUANT TO PLANS

Described below are the compensation plans that have been established by the Company that provide for the payment of cash or noncash compensation to the individuals and group covered by the Cash Compensation table. The amounts paid to the listed individuals and group are also disclosed.


     A.   SALARY DEFERRAL

     All employees are eligible to participate on the first day of the month after their date of hire. An employee is able to defer up to 15% of his or her pre-tax annual salary up to a maximum of $9,500 under the salary deferral provisions of the Plan. At the discretion of the Board of Directors, the first $300 of the employee's deferral shall be matched by the Company dollar for dollar. The Company shall match $.50 for each $1.00 an employee defers between $300 and 6% of the employee's compensation. Any deferral in excess of 6% of the employee's compensation shall not be matched. The employee's deferrals and the Company's contributions are invested, at the employee's direction, in one or more investment funds.

     Employees are 100% vested in their salary deferrals, the Company's contributions, and all earnings thereon. At any time after an employee has reached age 59 1/2, an employee may withdraw all or a portion of the funds. In addition, the employee may borrow from the Plan and may receive a distribution of benefits in the event of financial hardship. Upon termination of employment, death or disability, the employee or beneficiary will receive a lump sum payment of benefits. Executive officer compensation, as related in the Cash Compensation table includes any salary deferral under the Plan.

     During the period ending June 30, 1996, the Company's contributions to the executive officers named in the Cash Compensation table and all employees as a group were:

                    Richard W. Soshea                   $4,770
                    Kermit L. Ross                      $3,922

                    All Employees as a Group
                    Excluding Executive Officers       $49,496
                    (58)

     B.   STOCK OPTION PLANS

     Currently, there is one option plan: the 1992 Stock Option Plan (the "1992 Option Plan"), which expires February 18, 2002. The 1992 Option Plan authorizes the Board to grant either incentive stock options, as that term is defined in the Internal Revenue Code of 1986, as amended, or non-qualified options.

     Under the terms of the 1992 Option Plan, all present and future key employees who, at the time the options are granted, are regular full-time employees of the Company, are eligible to participate. The number of shares that may be granted under the 1992 Option Plan is 800,000, of which 225,250 shares remain available for grant as of September 2, 1996. The option price and award are determined by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1992 Option Plan, the Board of Directors determines the terms and provisions of the option agreements and the number of shares of common stock subject to each option.

     During fiscal year 1996 the following options to purchase common stock were granted at fair market value to all employees as a group:

     Name of Individual or
     Number of Persons in                                   Average Per Share
     a Group                       Number of Shares            Exercise Price
     ---------------------         ----------------            --------------

     All Employees as a Group
     Excluding Executive Officers       45,000                      $.50
     (58)


     88,700 options were exercised during the period beginning July 1, 1995 and ending June 30, 1996.


     C.   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than ten percent (10%) of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any late filings during fiscal years 1994 and 1993. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company and on written representations that no other reports were required, all of the reports were timely filed.

2.   PROPOSAL FOR ADOPTION OF 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

At the meeting, the shareholders will be requested to approve the adoption by the Board of the 1996 Nonemployee Directors Stock Option Plan (the "Option Plan"). The Board believes stock options are essential to attracting, retaining and encouraging Directors to devote their full efforts toward the success of the Company. The Board adopted the Option Plan, subject to shareholder approval, during the course of a series of Board Meetings beginning April 15, 1996 and recommends adoption of the Option Plan.


                         DESCRIPTION OF THE OPTION PLAN

The following description is qualified in its entirety by reference to the Option Plan itself, which can be obtained from the Company. Capitalized terms used herein and not defined are defined in the Option Plan.

The Option Plan will reserve 320,000 shares of the Company's common stock for issuance pursuant to stock options to be granted thereunder. Non-qualified stock options only may be granted to eligible directors of the Company during the ten-year term of the Option Plan.

Options may be granted only to Directors who are not, and have not been within the immediately prior twelve (12) months, employed by the Company or any subsidiary of the Company, on a full-time basis. Upon initial election by the shareholders or upon appointment to fill a vacancy on the Board, a Director shall be granted an Option to purchase 40,000 shares of Common Stock, provided that subject to shareholder approval of the Plan, eligible Directors who were members of the Board on April 15, 1996, shall be granted an Option to purchase 40,000 shares of Common Stock, and April 15, 1996 shall be the Grant Date for such options.

Each Option shall vest over a four (4) year period, with 1/48th of the Optioned Stock vesting on the first day of each month beginning the first day of the first month following the Grant Date and continuing each month thereafter that the Optionee is eligible, under the Plan and the Option Agreement, until fully vested.

The per share exercise price under each Option shall be the average of the bid and ask quotes of the Company's stock as reported in the exchange on which the stock is listed on the Grant Date, or if not listed, the fair market value of the stock as determined by a committee of disinterested members of the Board.
If there are not two (2) disinterested directors to serve on such committee, the fair market value of the stock shall be determined by independent means as directed by the Board.

The terms of each Option shall be no more than six years from the date of grant. Generally, Options expire ninety days following termination of the Optionee's status as a director, whether by retirement, election (other than for cause), or death or permanent disability, but in no event later than the date of expiration of the term of the option as set forth in the Option Agreement, except in the case of removal from the Board for cause as determined by the shareholders. If the Optionee is removed from office by the shareholders for cause, all unexercised Options expire on the date of such removal.

The purchase price of Option shares may be paid in cash. Option holders may also exercise their Options by surrendering shares of the Company's common stock owned by the Optionee. Shares used to pay the exercise price shall be valued at their fair market value on the exercise date. The Option holder must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company. Option holders may pay these federal, state, and local withholding taxes by turning in shares of the Company's common stock, valued at fair market value.

In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with or into another corporation, outstanding Options shall be assumed or equivalent Options shall be substituted by such successor corporation. If the successor corporation refuses to assume Options or substitute equivalent Options, all Option holders shall have the right to immediately exercise all of their vested Options.

In the event of a proposed dissolution or liquidation of the Company, outstanding Options will terminate immediately prior to the consummation of such proposed action. In such a situation, the Option holders shall have the right to immediately exercise all of their vested Options.

The Option Plan may be modified, amended, or terminated by the Board of Directors except with respect to Options granted prior to such action. Notwithstanding the foregoing, shareholder approval is required for any amendment which increases the number of shares subject to the Option Plan (other than in connection with automatic adjustments due to changes in capitalization or the assumption of Options in connection with mergers or acquisitions) or which otherwise requires shareholder approval pursuant to Rule 16b-3 of the Securities and Exchange Commission.

The issuance of stock upon exercise of Options already granted is subject to securing shareholder approval of the Option Plan and the registration with the Securities and Exchange Commission of the shares reserved thereunder.

The Options are nonassignable except by will or by the laws of descent and distribution.

                                NEW PLAN BENEFITS

Position                        Dollar Value ($)         Number of Units
- --------                        ----------------         ---------------

Nonemployee Director                 (1)                      40,000

- --------------------------------------------------------------------------------

(1) Value determined by appreciation, if any, of price of the Company's common stock over the period from the Grant Date to the vesting of the Option.

           FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION PLAN

The federal income tax consequences of a director's participation in the Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to an option. A taxpayer's particular situation may be such that some variation of the general rules is applicable.

Stock options granted under the Option Plan will be "non-qualified options" which do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the option price. The income realized by the optionee will be subject to income tax withholding by the Company.

Upon a disposition of any shares acquired pursuant to the exercise of non-qualified stock option, the difference between the sales price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized a long-term capital gain or loss, if the shares have been held for more than one year at the date of their disposition. The optionee's basis for determination of gain or loss upon and subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

In general, there will be no federal tax consequences to the Company upon the grant or termination on non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise.


                                  VOTE REQUIRED

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to adopt the Option Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE OPTION PLAN.


3.   RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors will request that the shareholders ratify its selection of Price Waterhouse LLP, Certified Public Accountants, as independent public auditors for the Company for the current fiscal year. If the shareholders do not ratify the selection of Price Waterhouse LP, another firm of certified public accountants will be selected by the Board of Directors.

Representatives of Price Waterhouse LP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.

4.   OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, the Board of Directors intends that proxies, in the form enclosed, will be voted in respect of any other business that may properly come before the meeting in accordance with the judgment of the persons voting such proxies.




                             SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. All of the costs of solicitation of proxies will be paid by the Company.


                            PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders, October 30, 1997 must be received by the Company no later than May 15, 1997 to be included in the Company's proxy statement and form of proxy relating to that meeting.




     Dated:    Bothell, Washington
               September 30, 1996





A COPY OF THE COMPANY'S FORM 10-KSB REPORT FOR FISCAL YEAR 1996, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE UPON REQUEST. PLEASE WRITE TO:

                               JEFFREY B. DECILLIA
                               TELTONE CORPORATION
                             22121 - 20TH AVENUE SE
                         BOTHELL, WASHINGTON 98021-4408

PROXY

                  FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                               TELTONE CORPORATION

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles L. Anderson and Richard W. Soshea, and each of them, with full power of substitution, as Proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Corporation to be held at Teltone Headquarters, 22121 - 20th Ave SE, Bothell, WA 98021 on October 29, 1996 at 3:00 p.m. and at adjournments thereof.

     THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 & 3 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                 (Continued and to be signed on the other side).




- --------------------------------------------------------------------------------
                           *  FOLD AND DETACH HERE  *

Please mark your choices like this  /X/


Proposal 1: To elect directors:
C.L. Anderson, R.W. Soshea, C.P. Waite, D.C. Wilson, P.M. Wythes, R.L. Bailey, T.S. Storer

FOR all nominees listed (except as marked to the contrary).
/ /

WITHHOLD AUTHORITY to vote for all nominees listed
/ /

To withhold authority to vote for any nominee(s), write name(s) below:

- --------------------------------------------------------------------------------

Proposal 2: To approve the 1996 Nonemployee Directors Stock Option Plan.

FOR   AGAINST   ABSTAIN
/ /    / /       / /

Proposal 3: TO RATIFY THE APPOINTMENT OF Price Waterhouse LLP as auditors for the current fiscal year.

FOR   AGAINST   ABSTAIN
/ /    / /       / /


Important - Please sign and return promptly. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

SIGNATURE(S)
            --------------------------------------------------------------------
DATE
    ------------------------



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                           *  FOLD AND DETACH HERE  *